                                                               FILED PURSUANT TO
                                                          RULE 424(b)(3) AND (c)
                                                              FILE NO. 333-38528

                              CV THERAPEUTICS, INC.

                          $196,250,000 PRINCIPAL AMOUNT
             4 3/4% CONVERTIBLE SUBORDINATED NOTES DUE MARCH 7, 2007
                                       AND
          SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES

                ------------------------------------------------

         This Prospectus Supplement relates to resales by selling security holders of our 4 3/4% Convertible Subordinated Notes due March 7, 2007 and shares of our common stock into which the notes are convertible.

         This Prospectus Supplement should be read in conjunction with the Prospectus dated June 29, 2000, (the "Prospectus") which is to be delivered with this Prospectus Supplement.

         SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THE PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THE NOTES OR OUR COMMON STOCK.

                ------------------------------------------------

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                ------------------------------------------------















            The date of this Prospectus Supplement is April 9, 2001.

     The information in the table appearing in the Prospectus under the heading "Selling Security Holders" is superseded by the information appearing in the following table:

                                                   PRINCIPAL         COMMON
                                                   AMOUNT OF          STOCK
                                                     NOTES          ISSUABLE                     NOTES OWNED    COMMON STOCK
                                                 BENEFICIALLY         UPON         COMMON           AFTER       OWNED AFTER
                                                  OWNED AND        CONVERSION       STOCK         COMPLETION     COMPLETION
NAME                                              OFFERED(1)      OF THE NOTES     OFFERED        OF OFFERING    OF OFFERING
--------------------------------------------     ------------     ------------     -------       ------------   ------------
AAM/Zazove Institutional Income
  Fund, L.P.                                       $  650,000         10,181        10,181              0              0
ABN AMRO Incorporated                               1,000,000         15,664        15,664              0              0
Aftra Health Fund                                     750,000         11,748        11,748              0              0
AL-Bank AL-Saudi AL-Alami Saudi
  International Bank                                  750,000         11,748        11,748              0              0

AIG SoundShore Holdings Ltd.                        2,520,000         39,473        39,473              0              0
AIG SoundShore Opportunity Holding
  Fund Ltd.                                         3,410,000         53,414        53,414              0              0
AIG SoundShore Strategic Holding
  Fund Ltd.                                           977,000         15,303        15,303              0              0
Alta Partners Holdings, LDC                         4,500,000         70,488        70,488              0              0
Argent Classic Convertible Arbitrage
  Fund L.P.                                         2,500,000         39,160        39,160              0              0
Argent Classic Convertible Arbitrage
  Fund (Bermuda) L.P.                               3,000,000         46,992        46,992              0              0
Arthur D. Little Employee Investment
  Fund                                                700,000         10,964        10,964              0              0
Aventis Pension Master Trust                          149,000          2,333         2,333              0              0
Bancroft Convertible Fund, Inc.                       250,000          3,916         3,916              0              0
The Bank of New York, as Trustee                    1,100,000         17,230        17,230              0              0
The Bank of New York, Trustee for
  Mark T. Ewing                                        50,000            783           783              0              0
Bankers Trust Co. Trustee for
  DaimlerChrysler Corp. Emp.#1
  Pension Plan dtd 4/1/89                           4,470,000         70,018        70,018              0              0
Bear Stearns & Co., Inc.                            1,000,000         15,664        15,664              0              0
BNP Arbitrage SNC                                  11,250,000        176,221       176,221              0              0
BNP Cooper Neff Convertible
  Strategies Fund, L.P.                               750,000         11,748        11,748              0              0
Boilermaker-Blacksmith Pension Trust                  870,000         13,627        13,627              0              0
Boulder II Limited                                  1,500,000         23,496        23,496              0              0
Brown & Williamson Tobacco Master
Retirement Trust                                      250,000          3,916         3,916              0              0
CALAMOS Convertible Fund - CALAMOS
  Investment Trust                                  1,100,000         17,230        17,230              0              0
CALAMOS Convertible Portfolio -
  CALAMOS Advisors Trust                               25,000            391           391              0              0
CALAMOS Global Growth and Income Fund
  - CALAMOS Investment Trust                          160,000          2,506         2,506              0              0
CALAMOS Growth and Income Fund -                                                                        0
  CALAMOS Investment Trust                            620,000          9,711         9,711                             0
Champion International Corporation
  Master Retirement Trust                             400,000          6,265         6,265              0              0

                                                   PRINCIPAL         COMMON
                                                   AMOUNT OF          STOCK
                                                     NOTES          ISSUABLE                     NOTES OWNED    COMMON STOCK
                                                 BENEFICIALLY         UPON         COMMON           AFTER       OWNED AFTER
                                                  OWNED AND        CONVERSION       STOCK         COMPLETION     COMPLETION
NAME                                              OFFERED(1)      OF THE NOTES     OFFERED        OF OFFERING    OF OFFERING
--------------------------------------------     ------------     ------------     -------       ------------   ------------
City of Albany Pension Plan                            85,000          1,331         1,331              0              0
City of Knoxville Pension System                      200,000          3,132         3,132              0              0
The Common Fund FAO Absolute Return
  Fund                                                400,000          6,265         6,265              0              0
Credit Suisse First Boston Corporation              7,200,000        112,781       112,781              0              0
DeepRock & Co.                                        715,000         11,199        11,199              0              0
Delta Airlines Master Trust                         1,600,000         25,062        25,062              0              0
Deutsche Bank Securities, Inc.                     18,440,000        288,847       288,847              0              0
Diane D. Goodrich                                      50,000            783           783              0              0
Donaldson, Lufkin & Jenrette
Securities Corp.                                    3,450,000         54,041        54,041              0              0
Douglas D. Duke                                        25,000            391           391              0              0
The Dow Chemical Company Employees'
  Retirement Plan                                   1,700,000         26,629        26,629              0              0
Duckbill & Co.                                      1,285,000         20,128        20,128              0              0
Ellsworth Convertible Growth and
  Income Fund, Inc.                                   250,000          3,916         3,916              0              0
First Union Securities Inc.                           250,000          3,916         3,916              0              0
The Fondren Foundation                                 55,000            861           861              0              0
Franklin and Marshall College                         330,000          5,169         5,169              0              0

Greek Catholic Union II                                10,000            156           156              0              0
Hare and Company (nominee for the
  Bank of New York as investment
  advisor)                                            235,000          3,681         3,681              0              0
Hare and Company (nominee for the
  Bank of New York as trustee)                      1,100,000         17,230        17,230              0              0
Helix Convertible Opportunities Fund
   Ltd.                                             1,230,000         19,266        19,266              0              0
Helix Convertible Opportunities L.P.                2,370,000         37,124        37,124              0              0
Hull Overseas, Ltd.                                   500,000          7,832         7,832              0              0
JP Morgan Securities, Inc.                          5,635,000         88,267        88,267              0              0
James H. Hamersley Rev. Trust UA
   6/23/99                                             30,000            469           469              0              0
Julius Baer Securities                                650,000         10,181        10,181              0              0
KBC Financial Products                              3,000,000         46,992        46,992              0              0
Kettering Medical Center Funded
  Depreciation Account                                 55,000            861           861              0              0
Knoxville Utilities Board Retirement
  System                                              140,000          2,192         2,192              0              0
Lincoln National Convertible
  Securities Fund                                   3,500,000         54,824        54,824              0              0
Lipper Convertibles, L.P.                          11,000,000        172,306       172,306              0              0
Lord Abbott Bond Debenture Fund                     2,000,000         31,328        31,328              0              0
Mainstay Convertible Fund                           2,000,000         31,328        31,328              0              0
Mainstay Strategic Value Fund                         200,000          3,132         3,132              0              0
McMahan Securities Co. L.P.                            82,000          1,284         1,284              0              0
Merrill Lynch, Pierce, Fenner &
  Smith, Incorporated                              18,409,000        288,358       288,358              0              0

                                                   PRINCIPAL         COMMON
                                                   AMOUNT OF          STOCK
                                                     NOTES          ISSUABLE                     NOTES OWNED    COMMON STOCK
                                                 BENEFICIALLY         UPON         COMMON           AFTER       OWNED AFTER
                                                  OWNED AND        CONVERSION       STOCK         COMPLETION     COMPLETION
NAME                                              OFFERED(1)      OF THE NOTES     OFFERED        OF OFFERING    OF OFFERING
--------------------------------------------     ------------     ------------     -------       ------------   ------------
Michael FT Maude Discretionary Trust                   10,000            156           156              0              0
Morgan Stanley Dean Witter
  Convertible Securities Trust                      1,500,000         23,496        23,496              0              0
New York Life Separate Account #7                   1,500,000         23,496        23,496              0              0
Norwalk Employees Pension Plan                        800,000         12,531        12,531              0              0
Onex Industrial Partners Limited                    2,500,000         39,160        39,160              0              0
Pebble Capital Inc.                                 1,000,000         15,664        15,664              0              0

Pell Rudman Trust Company                           1,720,000         26,942        26,942              0              0
Penn Treaty Network America Insurance
  Company                                             440,000          6,892         6,892              0              0
Port Authority of Allegheny County
  Retirement and Disability
  Allowance Plan for the Employees
  Represented by Local 85 of the
  Amalgamated Transit Union                           835,000         13,079        13,079              0              0
President and Fellows of Harvard
  College                                           4,000,000         62,656        62,656              0              0
R(2)Investments, LDC                               42,000,000        657,894       657,894              0              0
Robertson Stephens                                  2,500,000         39,160        39,160              0              0
RS Midcap Opportunities Fund                        1,000,000         15,664        15,664              0              0
San Diego County Employees Retirement
  Association                                       1,253,750         19,638        19,638              0              0
Silvercreek Limited Partnership                     1,000,000         15,664        15,664              0              0
SPT                                                   650,000         10,181        10,181              0              0
State Street Bank Custodian for GE
  Pension Trust                                     2,365,000         37,045        37,045              0              0
The Sylvan C. Coleman Foundation                       70,000          1,096         1,096              0              0
Tribeca Investments LLC                            38,495,000        602,991       602,991              0              0
Unifi, Inc. Profit Sharing Plan and
  Trust                                                90,000          1,409         1,409              0              0
United Capital Management, Inc.                       250,000          3,916         3,916              0              0
United Food and Commercial Workers
  Local 1262 and Employers Pension Fund               225,000          3,524         3,524              0              0
Van Waters & Rogers, Inc. Retirement
  Plan (f.k.a. Univar Corporation)                    260,000          4,072         4,072              0              0
White River Securities, LLC                         1,000,000         15,664        15,664              0              0
Zurich HFR Master Hedge Fund Index Ltd.               200,000          3,132         3,132              0              0


(1) Amounts indicated may be in excess of the total amount registered due to sales or transfers exempt from the registration requirements of the Securities Act since the date upon which the selling holders provided to us the information regarding their notes.